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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2004

Palmetto Real Estate Trust
(Exact name of registrant as specified in its charter)

South Carolina (State of incorporation)	0-179 (Commission File Number)	57-0405064 (IRS Employer Identification No.)

45 Liberty Lane Greenville, South Carolina (Address of principal executive offices)		29607 (Zip code)

Registrant's telephone number, including area code: (864) 233-6007

Not Applicable
(Former name or former address, if changed since last report)

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Item 12. Results of Operations and Financial Condition

The following information is furnished pursuant to Item 12, "Results of Operations and Financial Condition".

On May 5, 2004, Palmetto Real Estate Trust issued a press release regarding its financial position as of March 31, 2004 and its operating results for the three months ended March 31, 2004, the first quarter of fiscal year 2004. A copy of this press release is attached hereto as Exhibit 99(a).

Exhibit Index

99(a) Press release, dated May 5, 2004, issued by Palmetto Real Estate Trust.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2004	Palmetto Real Estate Trust

By: /s/ James A. Boling James A. Boling Principal Executive Officer

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INDEX TO EXHIBITS

Exhibit Number and Description

99(a)   Press release.

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Exhibit 99(a)

PALMETTO REAL ESTATE TRUST

BALANCE SHEET
March 31, 2004 and 2003
(unaudited)

ASSETS

	2004	2003
Developed rental property
Land	$ 2,640,678	$ 2,716,478
Depreciable rental property	12,655,448	11,924,692
Personal property	112,623	112,623
	15,408,749	14,753,793
Less accumulated depreciation	4,350,785	4,624,027
Net Developed real property	11,057,964	10,129,766

Cash	1,949,774	528,394
Rents receivable	2,860	15,700
Notes receivable	163,592	314,318
Prepaid expense	5,732	-
Deferred loan and lease expense, net of accumulated amortization	46,402	12,120
Undeveloped timberlands	24,864	24,864
Total Assets	$ 13,251,188	$ 11,025,162

LIABILITIES & EQUITY

Liabilities
Line of credit	$ -	$ 165,000
Mortgage notes payable	8,152,610	7,158,328
Accounts payable and accrued expenses	72,719	65,954
Deferred revenue	-	-
Income taxes payable	1,000	1,000
Total liabilities	8,226,329	7,390,282
Shareholders' Equity
Shares of beneficial interest, $1 stated value; 5,000,000 shares authorized; 1,770,006 shares issued and outstanding	1,770,006	1,770,006
Additional paid in capital	498,734	498,734
Undistributed earnings	2,756,119	1,366,140
Total shareholders' equity	5,024,859	3,634,880
Total liabilities and shareholders' equity	$ 13,251,188	$ 11,025,162

STATEMENT OF INCOME AND UNDISTRIBUTED EARNINGS
For the three months ending March 31, 2004 and 2003
(unaudited)

	2004	2003
Operating Revenues
Rental income*	$ 520,231	$ 521,559
Miscellaneous income	2,197	3,388
Total operating revenue	522,428	524,947
Operating expenses
Depreciation	83,560	75,454
Interest	106,765	81,517
Amortization of loan & lease expense	4,714	2,206
Property tax	51,458	52,241
Maintenance	42,312	50,641
Insurance	6,788	10,078
Utilities	4,598	5,458
Administrative expense	34,915	33,578
Total operating expenses	335,110	311,173
Income from Operations	187,318	213,774
Interest Income	2,756	6,234
Gain on sale of assets, net	571,904	295,150
Income before taxes	761,978	515,158
Provision for income taxes	1,000	1,000
Net income	760,978	514,158
Undistributed earnings, beginning	2,208,170	1,099,783
	2,969,148	1,613,941
Distribution during year	(213,029)	(247,801)
Undistributed earnings, ending	$ 2,756,119	$ 1,366,140
Net income per share	$ 0.43	$ 0.29

*Rental Income
FedEx Building	$ 6,024	$ 6,024
Potomac Place	34,533	37,074
Jones Auto Detail	1,269	836
Enigma Spinx	28,000	28,000
Aiken Property	2,400	2,400
Pleasantburg Shopping Center	154,056	172,332
Tireama, Inc. (Blackstock)	10,500	10,500
BP Oil	15,937	15,937
Venture Park	6,900	6,900
Wade Hampton Property	-	10,096
Willard Oil Co.	6,786	6,786
Laurens Road	4,605	3,652
Transit Drive	9,885	8,985
Lesco, Inc.	8,250	8,250
Atlas Services	38,850	38,850
Taylors Pointe	83,342	97,347
TruGreen - Chemlawn	35,233	24,225
RentSmart Inc.	9,764	10,219
Sunshine House - Irmo, SC	31,719	33,146
Sunshine House - Mt. Pleasant, SC	32,178	-
	$520,231	$521,559